UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 3, 2012

Penn Treaty American Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-14681	23-1664166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Legacy Drive, Suite 130 Frisco, TX 75034

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code:  (469) 287-7044

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed, on October 2, 2009, the Insurance Commissioner of the Commonwealth of Pennsylvania (the “Insurance Commissioner”) filed in the Commonwealth Court of Pennsylvania (the “Commonwealth Court”) Petitions for Liquidation (the “Liquidation Petitions”) for Penn Treaty Network America Insurance Company (“PTNA”) and American Network Insurance Company (“ANIC”). PTNA is a direct insurance company subsidiary of Penn Treaty American Corporation (the “Registrant”), and ANIC is a subsidiary of PTNA. The Liquidation Petitions were subsequently amended (the “Amended Petitions”).

On May 3, 2012, the Commonwealth Court entered a comment on the docket report in the rehabilitation proceedings of PTNA and ANIC stating that the Amended Petitions are denied for the reasons set forth in the Commonwealth Court’s opinion, which has not yet been released. The comment further states, among other things, that the Insurance Commissioner, as rehabilitator, shall develop a plan of rehabilitation of PTNA and ANIC, in consultation with Eugene Woznicki and the Registrant, as intervenors, and shall submit a plan no later than 90 days following the date of the order.

A copy of the comment on the docket report in the rehabilitation proceedings of PTNA and ANIC is attached hereto as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit	Description

99.1	May 3, 2012 comment on the docket report in the rehabilitation proceedings of Penn Treaty Network America Insurance Company and American Network Insurance Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN TREATY AMERICAN CORPORATION

May 3, 2012	By:	/s/ Eugene Woznicki
Name: Eugene Woznicki
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	May 3, 2012 comment on the docket report in the rehabilitation proceedings of Penn Treaty Network America Insurance Company and American Network Insurance Company.